Exhibit 10.1

$350,000,000

AK Steel Corporation

8.750% Senior Secured Notes due 2018

PURCHASE AGREEMENT

November 14, 2012

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

DEUTSCHE BANK SECURITIES INC.

As Representatives of the several Purchasers

c/o

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036,

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Dear Sirs:

1. Introductory. AK Steel Corporation, a Delaware corporation (the “Company”) and AK Steel Holding Corporation (“Parent”) agree with the several initial purchasers named in Schedule A hereto (the “Purchasers”) to issue and sell to the several Purchasers U.S. $350,000,000 principal amount of the Company’s 8.750% Senior Secured Notes due 2018 (“Offered Securities”) to be issued under an indenture, dated as the Closing Date (as defined below) (the “Indenture”), between the Company, the Guarantors and U.S. Bank National Association, as Trustee. The Offered Securities will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (the “DTC Agreement”), among the Company, the Trustee and the Depositary.

The holders of the Offered Securities will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Company, the Guarantors and the Purchasers, pursuant to which the Company and the Guarantors will be required to file with the Commission (as defined below), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Company with terms substantially identical to the Offered Securities (the “Exchange Notes”) to be offered in exchange for the Offered Securities (the “Exchange Offer”) and (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Offered Securities, and in each case, to use its best efforts to cause such registration statements to be declared effective. All references herein to Exchange Notes, Exchange Securities (as defined below) and the Exchange Offer are only applicable if the Company and the Guarantors are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.

The payment of principal of, premium, if any, and interest on the Offered Securities will be fully and unconditionally guaranteed on an unsecured, unsubordinated basis, by the Parent (the “Guarantor,” and herein referred to as the “Guarantors”), pursuant to the guarantee (the “Guarantee,” and herein referred to as the “Guarantees”). The Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”

The Offered Securities will be secured by first priority liens on all of the real property, plants and equipment (other than certain excluded property) of the Company (the “Notes Collateral”) as more particularly described in the General Disclosure Package and documented by certain mortgages and deeds of trust (the “Mortgages”) and security agreements and other instruments evidencing or creating a security interest (each such Mortgage and security agreement and other instrument listed on Schedule C hereto, the “Security Agreements”), in favor of U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”), for its benefit and the benefit of the Trustee and the holders of the Offered Securities.

Each of the Company and each Guarantor hereby agrees with the several Purchasers as follows:

2. Representations and Warranties of the Company and each Guarantor. The Company and each Guarantor jointly and severally represent and warrant to, and agree with, the several Purchasers that:

(a) Offering Memoranda; Certain Defined Terms. The Company has prepared or will prepare a Preliminary Offering Memorandum and a Final Offering Memorandum.

For purposes of this Agreement:

“Applicable Time” means 6:30 p.m. (New York City time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Collateral Agent” has the meaning assigned to the term “Collateral Agent” in the Final Offering Memorandum.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Final Offering Memorandum” means the Final Offering Memorandum relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Memorandum or the Final Offering Memorandum.

“General Disclosure Package” means the Preliminary Offering Memorandum together with any Issuer Free Writing Communication existing at the Applicable Time and the information which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.

“Preliminary Offering Memorandum” means the Preliminary Offering Memorandum, dated November 13, 2012, relating to the Offered Securities to be offered by the Purchasers.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the Securities Act of 1933.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Subsidiary” means each direct and indirect subsidiary of Parent.

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, the electronic Bloomberg roadshow slides and the accompanying audio recording.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(b) Disclosure. As of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package (each of (i) and (ii) including the documents incorporated or deemed to be incorporated by reference), included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Offering Memorandum, as of its date and as of the Closing Date, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The second preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information described as such in Section 8(b) hereof. The Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act and incorporated by reference in the Preliminary Offering Memorandum or the Final Offering Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(c) Good Standing of the Company and Parent. Each of the Company and Parent has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each of the Company and Parent is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, Parent and the Subsidiaries taken as a whole (“Material Adverse Effect”).

(d) Subsidiaries. Each Subsidiary has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General

Disclosure Package; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and except as disclosed in the General Disclosure Package and the Final Offering Memorandum, all of the capital stock of each Subsidiary is owned by Parent, directly or indirectly, free from liens, encumbrances and defects.

(e) Indenture; Offered Securities; Guarantees; Security Agreements. The Indenture has been duly authorized by the Company and each Guarantor and, as of the Closing Date, the Indenture will have been duly executed and delivered, will conform in all material respects to the information in the General Disclosure Package and the description of the Indenture in the Final Offering Memorandum and will constitute a valid and legally binding obligation of the Company and the Guarantors, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”); the Offered Securities have been duly authorized by the Company and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture having been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered, will conform in all material respects to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Offering Memorandum and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions; the Guarantees to be endorsed on the Offered Securities by the Guarantors have been duly authorized by each Guarantor and, when the Offered Securities are executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Guarantees of the Guarantors endorsed thereon will have been duly executed and delivered by each Guarantor, will conform in all material respects to the information in the General Disclosure Package and to the description of such Guarantees contained in the Final Offering Memorandum and will constitute a valid and legally binding obligation of the Guarantors, enforceable against each Guarantor in accordance with their terms, subject to the Enforceability Exceptions; each of the Security Agreements has been duly authorized by the Company, and, when executed and delivered by the Company, will conform in all material respects to the information in the General Disclosure Package and to the description of such Security Agreements contained in the Final Offering Memorandum and will constitute a valid and legally binding agreement of the Company in accordance with its terms, subject to the Enforceability Exceptions; and the Security Agreements, when executed and delivered in connection with the sale of the Offered Securities on the Closing Date (or, with respect to the Mortgages, on or prior to the Mortgage Delivery Date (as hereinafter defined)), will create in favor of the Collateral Agent for the benefit of itself, the Trustee and the holders of the Offered Securities, valid and enforceable security interests in and liens on the Notes Collateral and, upon the filing of appropriate Uniform Commercial Code financing statements in United States jurisdictions as set forth on Schedule D hereto and the taking of the other actions, in each case as further described in the Security Agreements, the security interests in and liens on the rights of the Company in such Notes Collateral will be perfected security interests and liens, superior to and prior to the liens of all third persons (other than certain liens permitted by the Indenture, in the reasonable discretion of the Purchasers after consultation with the Company).

(f) Trust Indenture Act. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(g) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there are no contracts, agreements or understandings between the Company or any Guarantor and any person that would give rise to a valid claim against the Company, any Guarantor or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(h) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and each Guarantor and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and legally binding agreement of, the Company and the Guarantors, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions, and will conform in all material respects to the information in the General Disclosure Package and to the description of the Registration Rights Agreement contained in the Final Offering Memorandum.

(i) Guarantees. The Guarantee to be endorsed on the Offered Securities by each Guarantor has been duly authorized by such Guarantor; and, when the Offered Securities are executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Guarantee of each Guarantor endorsed thereon will have been duly executed and delivered by each such Guarantor, will conform in all material respects to the description thereof contained in the Final Offering Memorandum and will constitute valid and legally binding obligations of such Guarantor, enforceable against each Guarantor in accordance with its terms, subject to the Enforceability Exceptions.

(j) Exchange Notes; Exchange Securities. The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and, when the Exchange Notes have been authenticated in the manner provided for in the Indenture and issued and delivered in accordance with the Registration Rights Agreement, the Guarantees of the Exchange Notes will constitute valid and binding agreements of the Guarantors, in each case, enforceable in accordance with their terms, subject to the Enforceability Exceptions and will be entitled to the benefits of the Indenture.

(k) No Registration Rights. There are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Offered Securities and Guarantees registered pursuant to any registration statement.

(l) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement, the Indenture, the Security Agreements and the Registration Rights Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company and the sale of the Guarantees by the Guarantors except for (i) the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement), (ii) the filing of UCC-1 financing statements, the recording of the Mortgages and the execution of account control agreements in respect of accounts in the Notes Collateral as set forth in Section 7 below, and (iii) such consents approvals, authorizations, orders, filings or registrations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the ability of the Company and the Guarantors to consummate the transactions contemplated hereby.

(m) Title to Property. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the Company, Parent and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects except where the failure to have such title or the existence of such lien, charge, encumbrance or defect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the Company, Parent and the Subsidiaries hold all leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(n) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Indenture, this Agreement, the Security Agreements and the Registration Rights Agreement, the issuance and sale of the Offered Securities and the Guarantees and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, Parent or any of the Subsidiaries pursuant to (i) the charter or by-laws of the Company, Parent or any of the Subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, Parent or any of the Subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company, Parent or any of the Subsidiaries is a party or by which the Company, Parent or any of the Subsidiaries is bound or to which any of the properties of the Company, Parent or any of the Subsidiaries is subject, except, in the case of (iii) above, for such conflicts, breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, Parent or any of the Subsidiaries.

(o) Absence of Existing Defaults and Conflicts. Neither the Company, Parent nor any of the Subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(p) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(q) Possession of Licenses and Permits. The Company, Parent and the Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, Parent or any of the Subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Absence of Labor Dispute. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, no labor dispute with the employees of the Company, Parent or any of the Subsidiaries exists or, to the knowledge of the Company or any Guarantor, is threatened that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(s) Possession of Intellectual Property. The Company, Parent and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, Parent or any of the Subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, (a)(i) none of the Company, Parent or any of the Subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) none of the Company, Parent or any of the Subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) none of the Company, Parent or any of the Subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) none of the Company, Parent or any of the Subsidiaries is liable or, to its knowledge, allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) none of the Company, Parent or any of the Subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company, Parent and the Subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (vi) such as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (b) to the knowledge of the Company or any Guarantor there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to, any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (c) to the knowledge of the Company or any Guarantor there are no Environmental Laws or requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect. For purposes of this subsection, “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(u) Accurate Disclosure. The statements in the General Disclosure Package and the Final Offering Memorandum under the heading “Description of Notes,” “Description of Certain Indebtedness” and “Exchange Offer; Registration Rights” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(v) Accurate Tax Disclosure. To the extent that the statements set forth in the General Disclosure Package and the Final Offering Memorandum under the caption “U.S. Federal Income Tax Consequences” purport to describe certain provisions of the United States federal tax laws referred to therein, such summaries fairly describe, in all material respects, such provisions.

(w) Absence of Manipulation. Neither the Company nor any Guarantor has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(x) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the General Disclosure Package or in the Final Offering Memorandum are based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate.

(y) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package and the Final Offering Memorandum, Parent, the Company and the Subsidiaries and Parent’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules in all material respects. Parent maintains a system of “internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) (collectively, “Internal Controls”) that comply with the Exchange Act and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Parent has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days Parent does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

(z) Disclosure Controls. Except as set forth in the General Disclosure Package and the Final Offering Memorandum, Parent, the Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by Parent in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure. Parent, the Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(aa) Litigation. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, Parent any of the Subsidiaries or any of their respective properties that, if determined adversely to the Company, Parent or any of the Subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or Parent to perform their respective obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities and the sale of the Guarantees; and to the Company’s or Parent’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

(bb) Financial Statements. The financial statements included in the General Disclosure Package and the Final Offering Memorandum present fairly the financial position of Parent and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Offering Memorandum (i) there has been no change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, Parent and the Subsidiaries, taken as a whole that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Offering Memorandum, there has been no dividend or distribution of any kind declared, paid or made by Parent on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of Parent.

(dd) Investment Company Act. Neither the Company nor any Guarantor is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Memorandum, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(ee) Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) under the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or Parent or (ii) has indicated to the Company or Parent that it is considering any of the actions described in Section 7(b)(ii) hereof.

(ff) Foreign Corrupt Practices Act. None of the Company, Parent or, to the best of the Company’s and Parent’s knowledge, any of the Subsidiaries or their respective directors, officers, agents, employees or affiliates is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, Parent and, to the best of the Company’s and Parent’s knowledge, the Subsidiaries and affiliates have conducted their businesses in compliance with the FCPA and have devised or instituted policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. In addition, none of the Company, Parent or, to the best of the Company’s and Parent’s knowledge, any of the Subsidiaries or their respective directors, officers, agents, employees or affiliates is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.K. Bribery Act 2010.

(gg) Compliance with Money Laundering Laws. To the best of the Company’s and Parent’s knowledge, the operations of the Company, Parent and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency.

(hh) Compliance with OFAC. None of the Company, Parent or any of the Subsidiaries nor, to the knowledge of the Company or any Guarantor, any director, officer, agent, employee or affiliate of the Company, Parent or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) Taxes. The Company, Parent and the Subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect); and, except as set forth in the General Disclosure Package and the Final Offering Memorandum, the Company, Parent and the Subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) Insurance. The Company, Parent and the Subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company, Parent or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, Parent and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company, Parent or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company, Parent or any such Subsidiary has been refused any insurance coverage sought or applied for; and none of the Company, Parent or any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Offering Memorandum.

(kk) Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3)) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(ll) No Registration. The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and until such time as the Exchange Securities are issued it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(mm) No General Solicitation; No Directed Selling Efforts. None of the Company, Parent, the Subsidiaries nor any of their respective affiliates, nor any person acting on their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, Parent, the Subsidiaries, their respective affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. None of the Company, Parent nor any Guarantor has entered and none of the Company, Parent nor any Guarantor will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(nn) Reporting Status. The Parent is subject to Section 13 or 15(d) of the Exchange Act.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.0% of the principal amount thereof, the respective principal amounts of Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more temporary global Securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one or more permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Notice to Investors” in the Final Offering Memorandum. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any Regulation S Global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Memorandum.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 at 9:00 A.M., New York time, on November 20, 2012, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the Offered 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date.

4. Offer, Sale and Resale Procedures. Each of the Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agrees to observe the following procedures in connection with the offer and sale of the Offered Securities:

(a) Offers and sales of the Offered Securities will be made only by the Purchasers or affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Offered Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b) The Offered Securities will be offered by approaching prospective subsequent purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Offered Securities.

(c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Offered Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear the following legend:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Following the sale of the Offered Securities by the Purchasers to subsequent purchasers pursuant to the terms hereof, the Purchasers shall not be liable or responsible to the Company or any Guarantor for any losses, damages or liabilities suffered or incurred by the Company or any Guarantor including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Offered Security.

5. Certain Agreements of the Company and each Guarantor. The Company and each Guarantor jointly and severally agree with the several Purchasers that:

(a) Amendments and Supplements to Offering Memoranda. The Company and the Guarantors will promptly advise the Representatives of any proposal to amend or supplement the Preliminary Offering Memorandum or the Final Offering Memorandum and will not effect such amendment or supplementation without the Representatives’ consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which the Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Representatives of such event and will promptly prepare and furnish, at its own expense, to the Purchasers and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission. Neither the Representatives’ consent to, nor the Purchasers’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b) Furnishing of Offering Memoranda. The Company will furnish to the Representatives copies of the Preliminary Offering Memorandum, each other document comprising a part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representatives reasonably request. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company and the Guarantors will promptly furnish or cause to be furnished to the Representatives (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) Blue Sky Qualifications. The Company will qualify the Offered Securities for offer and sale under the laws of such U.S. jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offered Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(d) Reporting Requirements. Parent, during the period when the Final Offering Memorandum is required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(e) Transfer Restrictions. During the period of one year after the Closing Date, the Company will, upon request, furnish to the Representatives and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f) No Resales by Affiliates. During the period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them.

(g) Investment Company. During the period of one year after the Closing Date, neither the Company nor any Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) Payment of Expenses. The Company and the Guarantors will pay all expenses incident to the performance of its obligations under this Agreement, the Indenture, the Security Agreements and the Registration Rights Agreement, including but not limited to (i) any filing fees and other expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities and the Guarantees for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (ii) the filing fees for FINRA’s review of the offering of the Offered Securities, if any, and the reasonable fees and disbursements of counsel to the Purchasers in connection with compliance with FINRA’s rules and regulations, (iii) any fees charged by investment rating agencies for the rating of the Offered Securities, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities, (iv) any travel expenses of the Company’s or Parent’s officers and employees and any other expenses of the Company or any Guarantor including the chartering of airplanes, (v) expenses incurred in distributing preliminary offering memoranda and the Final Offering Memorandum (including any amendments and supplements thereto) to the Purchasers and for expenses incurred for preparing, printing and distributing any Free Writing Communications to investors or prospective investors and (vi) all costs relating to the creation or perfection of liens on the Notes Collateral (including fees and expenses of Purchasers’ counsel). It is understood, however, that, except as provided in subclause (i), (ii) and (vi) of this clause (h), and Sections 8 and 10 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Offered Securities and the Guarantees by them, and any advertising expenses connected with any offers they may make.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Offering Memorandum and, except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.

(j) Absence of Manipulation. Neither the Company nor any Guarantor will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k) Restriction on Sale of Securities. Neither the Company nor any Guarantor will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company or any Guarantor and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, other than the exchangeable senior notes to be sold concurrently with the Offered Securities, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., for a period beginning on the date hereof and ending 30 days after the Closing Date.

(l) The Depositary. The Company will cooperate with the Purchasers and use its best efforts to permit the Offered Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(m) No Integration. Neither the Company nor Parent will, and each of the Company and Parent will cause its affiliates not to, make any offer or sale of securities of the Company or Parent of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Offered Securities by the Company to the Purchasers, (ii) the resale of the Offered Securities by the Purchasers to subsequent purchasers or (iii) the resale of the Offered Securities by such subsequent purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise. The Company will not sell any of the Offered Securities to any purchaser of shares of Common Stock in Parent’s public offering of Common Stock pursuant to its registration statement on Form S-3 (No. 333-166303).

(n) Real Property Deliverables. The Company shall deliver to the Collateral Agent on or prior to the 120th day following the Closing Date (the “Mortgage Delivery Date”), with respect to each parcel of real property owned by the Company or any Guarantor that is included in the Notes Collateral, each of the following, in form and substance satisfactory to the Representatives:

i.	a fully executed Mortgage on such parcel of real property in form suitable for filing or recording and evidence that a counterpart of such Mortgage has been submitted for recording in all filing or recording offices that the Representatives may reasonably deem necessary or desirable and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid;

ii.	a fully paid policy or policies of title insurance relating to such mortgaged real property issued by a nationally-recognized title insurance company and in an amount reasonably satisfactory to the Representatives, insuring the lien of such Mortgage to be a valid first lien on the mortgaged real property described therein, free and clear of all liens other than liens permitted pursuant to the Indenture, together with coinsurance, reinsurance and such endorsements as are reasonably satisfactory to the Representatives;

iii.	a survey of such real property certified to the Company, the Collateral Agent and the title insurance company, meeting minimum standard detail requirements for ALTA/ACSM Land Title Surveys and dated (or redated) not earlier than three months prior to the date of delivery thereof by a land surveyor duly registered and licensed in the state in which such real property is located;

iv.	an opinion of counsel in the state in which such parcel of real property is located from counsel reasonably satisfactory to the Representatives with respect to the enforceability, perfection, due authorization, execution and delivery of the applicable Mortgage and any related fixture filings;

v.	evidence of insurance required to be maintained pursuant to the Mortgages and the Indenture; and

vi.	flood hazard determination certificates and, if required, notices to the record owner of any improvements in a special flood hazard area, together with evidence of acceptable flood insurance coverage.

6. Free Writing Communications. (a) Issuer Free Writing Communications. The Company and each Guarantor jointly and severally represent and agree that, unless the Company obtains the prior consent of the Representatives, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b) Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of a pricing term sheet in the form of Exhibit B-1 hereto, or (ii) does not contain any material information about the Company or any Guarantor or their securities that was provided by or on behalf of the Company or any Guarantor, it being understood and agreed that the Company and each Guarantor shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Memorandum, the Final Offering Memorandum or the General Disclosure Package.

7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Guarantors herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and the Closing Date, of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form agreed to with the Representatives (except that, in the letter dated the Closing Date, the specified date referred to in the letter shall be a date no more than three days prior to the Closing Date).

(b) No Material Adverse Change. Subsequent to the Applicable Time, there shall not have occurred (i) any change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, Parent and the Subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the offering, sale or delivery of the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or the Guarantor by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to proceed with the offering, sale or delivery of or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by the U.S. Congress or any other national or international calamity or emergency if, in the judgment of the

Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(c) Opinion of Counsel for Company and the Guarantors. The Representatives shall have received an opinion, dated the Closing Date, of Weil, Gotshal & Manges LLP, counsel for the Company and the Guarantors, substantially in the form attached hereto as Exhibit A.

(d) Opinion of Counsel for Purchasers. The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) Officers’ Certificate. The Representatives shall have received a certificate, dated the Closing Date, of an executive officer of the Company and the Guarantors and a principal financial or accounting officer of the Company and the Guarantors in which such officers shall state that: the representations and warranties of the Company and the Guarantors in this Agreement are true and correct; the Company and the Guarantors have complied with all agreements and satisfied all conditions on their parts to be performed or satisfied hereunder at or prior to the Closing Date; and, subsequent to the dates of the most recent financial statements in the General Disclosure Package and the Final Offering Memorandum, there has been no material adverse change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, Parent and the Subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Offering Memorandum or as described in such certificate.

(f) Indenture; Registration Rights Agreement. The Company and the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Purchasers and the Trustee, and the Purchasers shall have received executed copies thereof. The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Purchasers, and the Purchasers shall have received such executed counterparts.

(g) Security Agreements. The Company and the Guarantors shall have executed and delivered perfection certificates dated as of the Closing Date (the “Perfection Certificates”) in form and substance reasonably satisfactory to the Purchasers and the Collateral Agent. Except as otherwise provided for in the Security Agreements, the Indenture or the other documents entered into in connection therewith, the Representatives and the Collateral Agent shall have received each of the Security Agreements (excluding the Mortgages), in form and substance reasonably satisfactory to the Purchasers and the Collateral Agent, and all other certificates, agreements or instruments necessary to perfect the Collateral Agent’s security interest in all of the Notes Collateral (excluding the real property collateral), including but not limited to, control agreements and Uniform Commercial Code financing statements in appropriate form for filing; each such document shall be executed by the Company and each other party thereto, and each such document shall be in full force and effect and evidence that all of the liens on the Notes Collateral have been released (other than certain liens permitted by the Indenture, in the reasonable discretion of the Purchasers after consultation with the Company). The Representatives shall also have received (i) certified copies of Uniform Commercial Code, tax and judgment lien searches or equivalent reports or searches each of a recent date listing all effective financing statements, lien notices or comparable documents that name the Company or any Guarantor as debtor and that are required by the Perfection Certificates or that the Representatives deem necessary or appropriate, none of which encumber the Notes Collateral covered or intended to be covered by the Security Agreements and (ii) acceptable evidence of payment or arrangements for payment by the Company and the Guarantors of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Agreements (excluding the Mortgages, which shall be governed by Section 5(n)).

The Company and the Guarantors will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.

8. Indemnification and Contribution. (a) Indemnification of Purchasers. The Company and the Guarantors will jointly and severally indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Preliminary Offering Memorandum or the Final Offering Memorandum, in each case as amended or supplemented, or any Issuer Free Writing Communication (including with limitation, any Supplemental Marketing Material), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Purchaser will severally and not jointly indemnify and hold harmless each of the Company, the Guarantors, each of their respective directors, each of their respective officers and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary Offering Memorandum and Final Offering Memorandum: under the caption “Plan of Distribution” paragraphs 10, 11 and 12 (Short Positions).

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase on the Closing Date. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 8 hereof shall remain in effect. For the avoidance of doubt, if this Agreement is terminated pursuant to Section 9 hereof, the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers, will be mailed, delivered or faxed and confirmed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Fax: (212) 901-7897, Attention: High Grade Transaction Management/Legal and Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: Leveraged Debt Capital Markets, Second Floor, Fax: (212) 797-4877, with a copy at the same address to the attention of the General Counsel, 36th Floor, Fax (212) 797-4561; or, if sent to the Company or any Guarantor, will be mailed, delivered or faxed and confirmed to it at AK Steel Corporation, 9227 Centre Pointe Drive, West Chester, OH 45069, Attention: General Counsel; provided, however, that any notice to an Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

13. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or individually will be binding upon all the Purchasers.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Guarantors acknowledge and agree that:

(a) No Other Relationship. The Purchasers have been retained solely to act as Purchasers in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Guarantor, on the one hand, and the Purchasers, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Final Offering Memorandum, irrespective of whether the Purchasers have advised or is advising the Company or the Guarantor on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Purchasers, and the Company and the Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Guarantor have been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantor and that the Purchasers have no obligation to disclose such interests and transactions to the Company or the Guarantor by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Guarantor waive, to the fullest extent permitted by law, any claims they may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Purchasers shall have no liability (whether direct or indirect) to the Company or the Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Guarantor, including stockholders, employees or creditors of the Company or the Guarantor.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours,

AK STEEL CORPORATION

By:	/s/ Roger K. Newport
	Name:	Roger K. Newport
	Title:	Vice President – Finance and CFO

AK STEEL HOLDING CORPORATION,
as Parent and Guarantor

By:	/s/ Roger K. Newport
	Name:	Roger K. Newport
	Title:	Vice President – Finance and CFO

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Mark W. Kushemba
	Name:	Mark W. Kushemba
	Title:	Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ David Lynch
	Name:	David Lynch
	Title:	Managing Director

By:	/s/ Scott Sartorius
	Name:	Scott Sartorius
	Title:	Managing Director

Acting on behalf of themselves and as the Representatives

of the several Purchasers

SCHEDULE A

Purchaser	Principal Amount of Offered Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$157,500,000
Deutsche Bank Securities Inc.	70,000,000
Citigroup Global Markets Inc.	35,000,000
Wells Fargo Securities, LLC	35,000,000
Goldman, Sachs & Co.	17,500,000
UBS Securities LLC	17,500,000
Fifth Third Securities, Inc.	8,750,000
SG Americas Securities, LLC	8,750,000

Total	$350,000,000

SCHEDULE B

Issuer Free Writing Communications (included in the General Disclosure Package)

1.	Final Term Sheet, Dated November 14, 2012 a copy of which is attached hereto as Exhibit B-1.

Exhibit B-1

AK Steel Corporation

Pricing Term Sheet

$350,000,000 8.750% Senior Secured Notes due 2018

Issuer:	AK Steel Corporation

Security Type:	Senior Secured Notes

Principal Amount:	US $350,000,000

Maturity:	December 1, 2018

Coupon:	8.750%

Price to Public:	100.000%

Yield to Maturity:	8.750%

Interest Payment Dates:	June 1 and December 1, commencing June 1, 2013

Optional Redemption:

At any time prior to December 1, 2015, the Notes will be redeemable at AK Steel’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of Notes being redeemed plus a “make-whole” premium of the Treasury Rate as of such redemption date plus 50 basis points plus accrued and unpaid interest to the redemption date.

The Notes will be redeemable at AK Steel’s option, in whole or in part, at any time on or after December 1, 2015 at the redemption price for the Notes (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period commencing on December 1 of the years indicated below:

Year	Redemption Price
2015	104.375%
2016	102.188%
2017 and thereafter	100.000%

At any time prior to December 1, 2015, AK Steel may redeem up to 35% of the principal amount of the Notes (including any additional Notes) with the net cash proceeds of offerings of AK Holding’s shares of common stock at a redemption price of 108.750% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, if any; provided that at least 65% of the aggregate principal amount of Notes originally issued on the closing date remains outstanding after the redemption.

CUSIP/ISIN:	U00974 AB8 / USU00974AB85 (Regulation S) 001546AQ3 / US001546AQ33 (Rule 144A)

Distribution:	144A / Reg S with Registration Rights

Pricing Date:	November 14, 2012

Settlement Date:	November 20, 2012 (T + 4)

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Deutsche Bank Securities Inc. Wells Fargo Securities, LLC Citigroup Global Markets, Inc. Goldman, Sachs & Co. UBS Securities LLC

Co-Managers:	Fifth Third Securities, Inc. SG Americas Securities, LLC

Capitalization:

The following table sets forth the cash and cash equivalents and capitalization of AK Holding as of September 30, 2012:

•	on an actual basis; and

•

as adjusted to give effect to this offering, the Exchangeable Notes Offering and the Common Stock Offering and the application of the net proceeds of each such sale and assuming no exercise of the option of the underwriters for the Exchangeable Notes Offering or the Common Stock Offering to purchase additional Notes or shares of AK Holding Common Stock, as the case may be.

	Actual	As adjusted
	(Dollars in millions)
Cash and cash equivalents(1)	$47.1	$174.1

Short-term debt:
Borrowings under Credit Facility classified as short-term	$42.0	$—
Current portion of long-term debt	0.7	0.7

Long-term debt (excluding current portions):
Credit Facility(1)	400.0	—
7.625% Senior Notes due May 2020	550.0	550.0
8.375% Senior Notes due April 2022	300.0	300.0
Industrial Revenue Bonds Due 2012 through 2028	100.3	100.3
Senior Secured Notes	—	350.0
Exchangeable Senior Notes(2)	—	150.0
Unamortized debt discount	(0.8)	(0.8)

Total debt	$1,392.2	$1,450.2

Equity (deficit):
Preferred stock, authorized 25,000,000 shares	$—	$—
Common stock, authorized 200,000,000 shares of .01 par value each (issued 123,779,646 on an actual basis and 145,779,646 shares on an as adjusted basis; outstanding 110,630,790 on an actual basis and 132,630,790 shares on an as adjusted basis)	1.2	1.2
Additional paid-in capital	1,933.7	2,016.0
Treasury stock	(173.3)	(173.3)
Accumulated deficit	(2,173.9)	(2,173.9)
Accumulated other comprehensive income (loss)	(22.2)	(22.2)

Total AK Holding stockholders’ equity (deficit)	(434.5)	(352.2)
Noncontrolling interests	20.6	20.6

Total equity (deficit)	$(413.9)	$(331.6)

Total capitalization	$978.3	$1,118.6

(1)	As of November 13, 2012, cash and cash equivalents and borrowings under the credit facility were approximately $153.0 million and $490.0 million, respectively.
(2)	Reflects the issuance of $125.0 million aggregate principal amount of 5% exchangeable senior notes due 2019 the Issuer is concurrently offering. In accordance with ASC 470-20, exchangeable debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the Issuer’s non-exchangeable debt interest rate. Upon issuance, a debt discount will be recognized as a decrease in debt and an increase in paid-in capital. The debt component will accrete up to the principal amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that the Issuer is required to repay, and the amount shown in the table above for the exchangeable senior notes is the aggregate principal amount of the exchangeable senior notes and does not reflect the debt discount that the Issuer will be required to recognize or the related increase in paid-in capital.

Settlement

We expect that delivery of the Notes will be made to investors on or about November 20, 2012, which will be the fourth business day following the date of this offering memorandum (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

The information in this Pricing Term Sheet dated November 14, 2012 (the “Pricing Supplement”) to the Preliminary Offering Memorandum dated November 13, 2012 (the “Preliminary Offering Memorandum”) supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum.

This communication is confidential and is intended for the sole use of the person to whom it is provided by the sender. The information in this communication does not purport to be a complete description of these Notes or the offering. Please refer to the Preliminary Offering Memorandum for a more complete description.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such jurisdiction.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the laws of any other place. The Notes may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and are being offered only (1) to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

November 14, 2012

SCHEDULE C

Security Agreements

1.	Security Agreement between the Company and U.S. Bank National Association.

2.	Collateral Trust Agreement between the Company and U.S. Bank National Association.

3.	Blocked Account Control Agreement between the Company, U.S. Bank National Association, as Collateral Agent, and U.S. Bank National Association as Depositary Bank

4.	Mortgages over the Company’s owned real properties located in Ashland, KY; Coshocton, OH; Mansfield, OH; Middletown, OH; Zanesville, OH; Rockport, IN; and Butler, PA

SCHEDULE D

Jurisdictions in which UCC Financing Statements Must be Filed

1.	Delaware

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Purchaser understands that:

Such Purchaser agrees that it has not offered or sold and will not offer or sell the Offered Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Offered Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Offered Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Offered Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Purchaser agrees that, at or prior to confirmation of a sale of Offered Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

EXHIBIT A

[Form of Opinion from Weil, Gotshal & Manges]

November [—], 2012

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Deutsche Bank Securities Inc.

      As Representatives of the several Purchasers

c/o

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036, and

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Ladies and Gentlemen:

We have acted as counsel to AK Steel Corporation (the “Company”) and AK Steel Holding Corporation (“Parent” and together with the Company, the “Companies”) in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the purchase agreement, dated November 14, 2012 (the “Agreement”) between the Companies and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the initial purchasers named therein (the “Initial Purchasers”), relating to the issuance by the Company of $350,000,000 aggregate principal amount of its 8.750% Senior Secured Notes due 2018 (the “Notes”). The Notes are being issued pursuant to an indenture, dated as of November [—], 2012 (the “Indenture”), among the Companies and U.S. Bank National Association, as trustee (the “Trustee”). The Company’s obligations under the Indenture and the Notes are guaranteed by Parent, and such guarantee (the “Guarantee”) is set forth in the Indenture. The Notes are required to be exchanged for new notes (the “Exchange Notes” and the guarantee by Parent thereof, the “Exchange Guarantee”) in accordance with the terms and conditions of the Registration Rights Agreement, dated as of November [—], 2012 (the “Registration Rights Agreement”), among the Companies and the Initial Purchasers. This opinion is being rendered to you pursuant to Section 7(c) of the Agreement. Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Agreement; (ii) the Indenture; (iii) executed copies of global certificates representing the Notes; (iv) the Guarantee; (v) the Preliminary Offering Memorandum, dated November 13, 2012 (the “Preliminary Offering Memorandum”); (vi) the written communications identified in Schedule B to the Agreement (together with the Preliminary Offering Memorandum, the “Time of Sale Documents”) (vii) the Final Offering Memorandum, dated November 14, 2012 (the “Offering Memorandum”); (viii) the certificate of incorporation of each of the Companies; (ix) the by-laws of each of the Companies; (x) the Registration Rights Agreement; (xi) the Security Agreement, dated as of November [—], 2012 (the “Security Agreement”), among the Company, the Trustee and U.S. Bank National Association as collateral agent (the “Collateral Agent”); (xii) the Collateral Trust Agreement, dated as of November [—], 2012 (the “Collateral Trust Agreement”), among the Company, the Trustee and the Collateral Agent; (xiii) the Blocked Account Control Agreement, dated as of November [—], 2012 (the “Control Agreement” and together with the

Security Agreement and the Collateral Trust Agreement, the “Security Documents”) among the Company, the Collateral Agent and U.S. Bank National Association as depositary bank (the “Bank”) and (ix) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Companies, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Companies and upon the representations and warranties of the Companies contained in the Agreement. As used herein, “to our knowledge,” “of which we are aware” and “we are not aware” mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Agreement, after consultation with such other lawyers in our firm as each such actively involved lawyer has deemed appropriate.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Each of the Companies is a corporation validly existing and in good standing under the laws of the State of Delaware and each of the Companies has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2. Each of the Companies has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Agreement by the Companies have been duly authorized by all necessary corporate action on the part of each of the Companies. The Agreement has been duly and validly executed and delivered by each of the Companies.

3. Each of the Companies has all requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder. The execution, delivery and performance of the Indenture by the Companies have been duly authorized by all necessary corporate action on its part. The Indenture has been duly and validly executed and delivered by the Companies and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes the legal, valid and binding obligation of each of the Companies, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4. The Company has all requisite corporate power and authority to execute and deliver the Notes and to perform its obligations thereunder. The execution, delivery and performance of the Notes by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Notes have been duly and validly executed and when delivered to and paid for by the Initial Purchasers in accordance with the terms of the Agreement (assuming the due authentication thereof by the Trustee) will constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with their terms and will be entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5. Parent has all requisite corporate power and authority to execute and deliver the Guarantee and to perform its obligations thereunder. The execution, delivery and performance of the Guarantee by Parent have been duly authorized by all necessary corporate action on the part of Parent. The Guarantee has been duly and validly executed and delivered by Parent and, when the Notes have been duly authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Agreement, will constitute the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

6. Each of the Companies has all requisite corporate power and authority to execute and deliver the Registration Rights Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Registration Rights Agreement by the Companies have been duly authorized by all necessary corporate action on the part of each of the Companies. The Registration Rights Agreement has been duly and validly executed and delivered by the Companies and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding obligations of each of the Companies, enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

7. The Company has all requisite corporate power and authority to execute and deliver the Exchange Notes and to perform its obligations thereunder. The execution, delivery and performance of the Exchange Notes by the Company have been duly authorized by all necessary corporate action on the part of the Company. When the Exchange Notes have been duly and validly executed and delivered by the Company in accordance with the terms of the Exchange Offer (assuming the due authentication thereof by the Trustee) they will constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with their terms and will be entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

8. Parent has all requisite corporate power and authority to execute and deliver the Exchange Guarantee and to perform its obligations thereunder. The execution, delivery and performance of the Exchange Guarantee by Parent have been duly authorized by all necessary corporate action on the part of Parent. When the Exchange Notes have been duly and validly executed and delivered by the Company in accordance with the terms of the Exchange Offer (assuming the due authentication thereof by the Trustee), the Exchange Guarantee will constitute the legal, valid and binding obligation of Parent, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

9. Each of the Companies has all requisite corporate power and authority to execute and deliver the Security Documents and to perform its obligations thereunder. The execution, delivery and performance of the Security Documents by the Companies have been duly authorized by all necessary corporate action on the part of each of the Companies. The Security Documents have been duly and validly executed and delivered by the Companies and (assuming the due authorization, execution and delivery thereof by the other parties party thereto) constitute the legal, valid and binding obligations of each of the Companies, enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). No opinion is expressed in this paragraph as to the attachment, perfection or priority of any liens granted pursuant to the Security Documents.

10. The execution and delivery by each of the Companies of the Agreement, the Indenture, the Notes, the Guarantee, the Registration Rights Agreement, the Exchange Notes and the Security Documents, as applicable, and the performance by each of the Companies of its respective obligations thereunder will not conflict with, constitute a breach of or default under or violate (i) any of the terms, conditions or provisions of its certificate of incorporation or by-laws; (ii) any of the terms, conditions or provisions of any document, agreement or other instrument listed on Schedule A hereto, (iii) Delaware corporate, New York or federal law (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on it of which we are aware.

11. No consent, approval, waiver, license or authorization or other action by or filing with any Delaware corporate, New York or federal governmental authority is required in connection with the execution and delivery by the Companies of the Agreement, the Indenture, the Notes, the Guarantee and the Security Documents, the consummation by the Companies of the transactions contemplated thereby or the performance by the Companies of their respective obligations thereunder, except for federal and state securities or blue sky laws, as to which we express no opinion in this paragraph, those already obtained.

12. Except as set forth in the Time of Sale Documents, the Offering Memorandum or the documents incorporated by reference therein, to our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against Parent or any of its subsidiaries that relates to any of the transactions contemplated by the Agreement or which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of Parent and its subsidiaries taken as a whole.

13. (a) The execution and delivery of the Security Agreement creates a valid security interest in the Collateral (as defined in the Security Agreement), as security for the Secured Obligations (as defined in the Collateral Trust Agreement). Assuming the filing of the financing statements on Form UCC 1 attached as Schedule B hereto with the Secretary of State of the State of Delaware, such security interest is perfected, to the extent a security interest in the Collateral may be perfected by the filing of a financing statement under the Uniform Commercial Code in effect in the State of Delaware (the “UCC”).

(b) The execution and delivery of the Security Agreement creates a valid security interest in the Collateral Proceeds Account described therein. Upon the execution and delivery of the Control Agreement by the parties thereto, the security interest granted to the Collateral Agent in such Collateral Proceeds Account will be perfected. We have assumed that (i) the Bank’s jurisdiction (within the meaning of Section 9-304(b) of the UCC is the State of New York and (ii) the Collateral Proceeds Account is a “deposit account” as defined in Section 9-102(a)(29) of the UCC.

The opinions in subparagraph (a) (and, with respect to clauses (A) and (B) below, the opinions in subparagraph (b)) are subject to the following exceptions:

A. that with respect to rights in the Collateral of any Company, we express no opinion, and have assumed that such Company has rights in the Collateral;

B. that with respect to any Collateral as to which the perfection of a lien or security interest is governed by the laws of any jurisdiction other than the States of Delaware and New York, we express no opinion;

C. that with respect to any Collateral which is or may become fixtures (as defined in Section 9-102(a)(41) of the UCC) or a commercial tort claim (as defined in Section 9-102(a)(13) of the UCC), we express no opinion.

In addition, the opinions in this paragraph 13 are subject to (i) the limitations on perfection of security interests in proceeds resulting from the operation of Section 9-315 of the UCC; (ii) the limitations with respect to buyers in the ordinary course of business imposed by Sections 9-318 and 9-320 of the UCC; (iii) the limitations with respect to documents, instruments and securities imposed by Sections 8-302, 9-312 and 9-331 of the UCC; (iv) the provisions of Section 9-203 of the UCC relating to the time of attachment; and (v) Section 552 of Title 11 of the United States Code (the “Bankruptcy Code”) with respect to any Collateral acquired by any Company subsequent to the commencement of a case against or by such Company under the Bankruptcy Code.

We further assume that all filings will be timely made and duly filed as necessary (i) in the event of a change in the name, identity or corporate structure of the Company, (ii) in the event of a change in the location of any Company and (iii) to continue to maintain the effectiveness of the original filings.

14. Assuming (i) the representations of the Initial Purchasers and the Companies contained in the Agreement are true, correct and complete; (ii) compliance by the Initial Purchasers and the Companies with their respective covenants set forth in the Agreement; (iii) the accuracy of the representations and warranties made in accordance with the Agreement and the Offering Memorandum by purchasers to whom the Initial Purchasers initially resells the Notes; and (iv) that purchasers to whom the Initial Purchasers initially resells the Notes receive a copy of the Offering Memorandum prior to such sale or a preliminary offering memorandum containing a section captioned “Notice to Investors” that is substantially similar to the section captioned “Notice to Investors” in the Offering Memorandum, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers pursuant to the Agreement or the offer and resales of the Notes by the Initial Purchasers, in the manner contemplated by the Agreement and described in the Offering Memorandum, to register the Notes under the Securities Act of 1933 (it being understood that we express no opinion with respect to any subsequent reoffer or resale of the Notes), or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

15. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

16. The statements in the Time of Sale Documents and the Offering Memorandum under the captions “Description of the Notes” and “Description of Certain Indebtedness,” in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein in all material respects.

17. The statements in the Time of Sale Documents and the Offering Memorandum under the caption “U.S. Federal Income Tax Consequences,” insofar as they constitute statements of United States federal income tax law or legal conclusions with respect thereto, and subject to the limitations set forth therein, fairly summarize the matters referred to therein in all material respects.

18. Neither of the Companies is, and immediately after giving effect to the sale of the Notes and the application of the proceeds thereof as described in the Prospectus neither will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

[Form of 10b-5 from Weil, Gotshal & Manges]

November [—], 2012

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Deutsche Bank Securities Inc.

      As Representatives of the several Purchasers

c/o

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036, and

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Ladies and Gentlemen:

Reference is made to the Preliminary Offering Memorandum, dated November 13, 2012 (the “Preliminary Offering Memorandum”) and the Offering Memorandum, dated November 14, 2012 (the “Offering Memorandum”), relating to the 8.750% Senior Secured Notes due 2018 (the “Securities”) of AK Steel Corporation (the “Company”), as to which we have acted as counsel to the Company. We refer to the Preliminary Offering Memorandum, taken together with the term sheet and other documents listed on Schedule A hereto, as the “Pricing Disclosure Package.” We refer to the Preliminary Offering Memorandum, the term sheet and other documents listed on Schedule A hereto, and the Offering Memorandum as the “Offering Documents.” This letter is furnished to you pursuant to Section 7(c) of the Purchase Agreement, dated as of November 14, 2012, among the Company, AK Steel Holding Corporation, as guarantor, and the initial purchasers named therein (the “Agreement”). Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Offering Documents are of a non-legal character. In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Offering Documents or in the documents incorporated by reference therein (the “Incorporated Documents”). Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Offering Documents. Also, we do not make any statement herein with respect to any of the financial statements and related notes thereto, the financial statement schedules or the financial or accounting data contained or incorporated by reference in the Offering Documents.

We have reviewed the Offering Documents (including the Incorporated Documents) and we have participated in conferences with representatives of the Company, its independent public accountants, you and your counsel, at which conferences the contents of the Offering Documents, the Incorporated Documents and related matters were discussed. However, we did not participate in the preparation of the Incorporated Documents.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention which cause us to believe that the Pricing Disclosure Package (including the Incorporated Documents), as of 6:30 PM on November 14,

2012, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Offering Memorandum (including the Incorporated Documents), as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The statements made herein are set forth solely for your benefit and are addressed to you solely in your capacity as the initial purchasers of the Securities. Neither this letter nor any of such statements may be used or relied upon by, or assigned to, any other person (including any subsequent purchaser or transferee of the Securities), and neither this letter nor any copies hereof may be furnished to any other person, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,